UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 _______________________________

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

SAN JOAQUIN BANCORP (Exact name of registrant as specified in charter)

California	000-52165	20-5002515

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

____1000 Truxtun Avenue, Bakersfield, California 93301 ____

(Address of Principal Executive Offices) (Zip Code)

661-281-0360 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 19, 2006, based upon the recommendation of the Registrant's Compensation Committee, the Registrant’s Board of Directors approved an amendment to the San Joaquin Bancorp 1999 Stock Incentive Plan (“Plan”) which will be effective as of January 1, 2007. A new section was added to the Plan which allows the inclusion of a provision in any stock option grant for a key employee to elect to exercise the option prior to the full vesting. Any unvested shares purchased by a key employee will be subject to forfeiture if the employee ceases to be eligible under the Plan prior to vesting. The Registrant will have a repurchase right upon forfeiture of the shares at the original purchase price. The registrant also amended the definition of the term “Fair Market Value” so that determination of the exercise price upon grant of options will be based on the closing sale price of the Registrant’s common stock. The registrant also amended the terms of the Plan which clarify the time period within which an option may be exercised, so that options shall be exercisable for a minimum period of six months, and a maximum period of one year, following termination of employment due to death or disability; and for a minimum period of 30 days, and a maximum period of 90 days, following termination of employment for all other reasons.

On December 19, 2006, based upon the recommendation of the Registrant's Compensation Committee, the Registrant’s Board of Directors amended Incentive Stock Option Agreements with Bruce Maclin (Chairman and Chief Executive Officer of Registrant), Bart Hill (President of Registrant), Stephen M. Annis (Executive Vice President and Chief Financial Officer of Registrant), and John Ivy (Executive Vice President and Chief Credit Officer of San Joaquin Bank), dated February 21, 2006. This amendment provides that upon retirement any unvested options will become exercisable in full.

On December 19, 2006, based upon the recommendation of the Registrant's Compensation Committee, the Registrant’s Board of Directors amended its Amended and Restated Executive Salary Continuation Agreements, dated as of June 18, 2004, with Bruce Maclin, Bart Hill, Stephen Annis, and John Ivy to provide that payments to each of the executives will begin on the earlier of the date the executive attains age 65 regardless whether the executive remains employed or when the executive retires.

On December 19, 2006, based upon the recommendation of the Registrant's Compensation Committee, the Registrant’s Board of Directors determined that Bruce Maclin and Bart Hill are eligible to receive gross-up payments related to taxes on certain personal benefits that Mr. Maclin and Mr. Hill each receive, to the extent that the personal benefits are required to be included in the recipient's taxable income.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOAQUIN BANCORP

Date: December 22, 2006

By: /S/ Stephen M. Annis